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                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                    FOR THE SOUTHERN DISTRICT OF MISSISSIPPI
In re:                       )
                             )
MISSISSIPPI CHEMICAL         )                             CASE NO. 03-02984 WEE
     CORPORATION, et al. /1/ )                             Chapter 11
                             )                             Jointly Administered
          Debtors.           )

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                      FINAL ORDER GRANTING EMERGENCY MOTION
          FOR APPROVAL OF SUPPLEMENTAL DEBTOR-IN-POSSESSION FINANCING,
                           AS AMENDED AND SUPPLEMENTED

     THIS CAUSE came on for hearing on December 17 and 19, 2003 (the "Final Hearing") on the Amended and Supplemented Emergency Motion for Approval of Supplemental Debtor-in-Possession Financing (the "Amended Motion") filed by Mississippi Chemical Corporation, et al., the Debtors and debtors-in-possession herein (collectively, the "Debtors"), requesting authorization pursuant to Bankruptcy Code (S) 364(c) in the capacity of either borrower or guarantor, to obtain supplemental debtor-in-possession financing from the Investors (as hereinafter defined) pursuant to the terms and conditions of (a) the Supplemental Post-Petition Credit Agreement, substantially in the form of that annexed as Exhibit "A" to the Amended Motion and to be effective upon the entry of this Order (with all ancillary documents referred to therein and/or required to be executed in connection therewith, the "Term Loan Documents" or "Supplemental Post-Petition Credit Agreement")/2/ by and among the Debtors, as Borrower or Guarantors, the Investors from time to time party thereto (collectively, the "Investors") and DSC

----------
     /1/ The Debtors are the following entities: Mississippi Chemical Corporation; Mississippi Nitrogen, Inc.; MissChem Nitrogen, L.L.C., Mississippi Chemical Company, L.P.; Mississippi Chemical Management Company; Mississippi Phosphates Corporation; Mississippi Potash, Inc.; Eddy Potash, Inc.; Triad Nitrogen, L.L.C; and Melamine Chemicals, Inc.

     /2/ Unless the context otherwise dictates, capitalized terms used herein shall have the meanings ascribed to them in the Supplemental Post-Petition Credit Agreement.

                                        1

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Advisors, L.P. as collateral agent for the Investors (in such capacity, the
"Supplemental DIP Collateral Agent"), (b) the budget annexed to the Harris Financing Order (the "Budget") and which is subject to the permitted variances set forth in the Harris DIP Loan Agreement and (c) this Order (collectively, the "Term Loan Facility").

     THE COURT, having considered the Amended Motion and all objections or responses thereto, the Supplemental DIP Loan Agreement and all relevant matters related thereto, and the arguments of counsel; being fully advised in the premises; upon the record of these Chapter 11 cases and the Final Hearing; good and sufficient cause appearing therefor; and it appearing to be in the best interests of the Debtors' estates and all creditors and interested parties herein;

     THE COURT hereby makes the following findings of fact and conclusions of law:

               (a) the Investors are willing to advance monies to the Debtors only upon the conditions contained in this Order;

               (b) the Debtors are unable to obtain sufficient levels of unsecured credit allowable under Bankruptcy Code (S) 503(b)(1) as an administrative expense;

               (c) the Debtors are unable to obtain secured credit allowable only under Bankruptcy Code (S)(S) 364(c) except under the terms and conditions provided in this Supplemental Financing Order;

               (d) the credit and financial accommodations to be extended under the Term Loan Facility have been negotiated at arms-length and are being extended by the Investors in "good faith" (within the meaning of Bankruptcy Code
(S) 364(e)), and the Investors are accordingly entitled to all of the protections of Bankruptcy Code (S) 364(e);

               (e) the Debtors exercised reasonable diligence in obtaining and negotiating the terms of the Term Loan Facility, and the terms thereof are the best available to the Debtors from the Investors or any other party under current circumstances;

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               (f) the terms of the Term Loan Facility, including those
providing for the payment of fees and interest, are fair and reasonable;

               (g) the Court entered on November 6, 2003, that certain Order Approving (1) Auction and Bid Procedures, (2) Break-Up Fee, (3) Scheduling of Final Sale Hearing and (4) Form and Manner of Notice (the "Trinidad Bid Procedures Order") and, pursuant thereto, no Competing Bids (as defined in the Trinidad Bid Procedures Order) were received, no auction was held and Koch Nitrogen Company's offer was deemed to be the highest and best Bid (as defined in the Trinidad Bid Procedures Order). Pursuant to PARA 8 of the Auction and Bid Procedures attached as an exhibit to the Trinidad Bid Procedures Order (the "Trinidad Auction and Bid Procedures"), the Debtors have not accepted any offer for the sale of the Assets, and this Court has not authorized the sale of the Assets described in the Trinidad Bid Procedures Order (as the term "Assets" is defined in the Trinidad Auction and Bid Procedures approved thereby);

               (h) it is in the best interests of the Debtors' estates that they be allowed to obtain financing under the terms and conditions set forth herein, as such financing is necessary to preserve value for the estates and their creditors and to permit the Debtors to attempt to achieve a successful reorganization;

               (i) the granting of the MCHI Guaranty by MCHI to the Investors is a necessary inducement to the Investors' agreement to make the Term Loan, and authorization thereof by the Court is in the best interests of these estates;

               (j) EX-IM Bank has provided the necessary consents to and authorization for the execution by MCHI of the MCHI Guaranty in favor of the Investors;

               (k) the Harris Financing Order requires the Disposition (for purposes of this PARA (k), such term shall have the meaning set forth in the Harris DIP Loan Agreement) of

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certain assets to satisfy the Ammonia Liquidity Event (for purposes of this PARA
(k), such term shall have the meaning set forth in the Harris DIP Loan
Agreement) and a "Disposition" pursuant to the Harris DIP Loan Agreement expressly contemplates that a refinancing on appropriate terms will satisfy the Ammonia Liquidity Event. The Pre-Petition Banks received notice of, consented to, and did not object to the entry of the Harris Financing Order;

               (l) the closing of the Term Loan Facility and consummation of the transactions contemplated therein, specifically application of sufficient amounts of the proceeds of the Term Loan to pay down the Pre-Petition Loans, constitutes an Ammonia Liquidity Event and satisfies the Debtors' requirement to consummate the same under Section 7.28(b) of the Harris DIP Loan Agreement;

               (m) the payment by the Debtors to the Investors of the fees and expenses described and on the terms and conditions set forth in the Supplemental Post-Petition Credit Agreement is reasonable and necessary, should be authorized and approved by the Court and is therefore permitted under the Harris DIP Loan Agreement;

               (n) the Debtors have made substantial progress toward achieving such Ammonia Liquidity Event and have shown good cause for an extension of the time within which to effectuate consummation and closing thereof as contemplated in the Harris DIP Loan Agreement;

               (o) The rights and status of EX-IM Bank as a secured lender to PLNL are acknowledged in the Supplemental DIP Loan Documents and are neither impaired nor adversely effected by the relief granted in this Supplemental Financing Order, except with respect to the granting of the MCHI Guaranty, to which EX-IM Bank has consented.

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               (p) notice of the Amended Motion and of the Final Hearing thereon were duly provided in accordance with Bankruptcy Rule 4001(c) and were reasonable and sufficient under the circumstances;

               (q) the Investors do not control the operations of any Debtor;
and

               (r) good and sufficient cause exists for the issuance of this Order, to prevent irreparable harm to and preserve value for the Debtors' estates;

     NOW, THEREFORE, IT IS HEREBY ORDERED:

     1. Except as amended by this Order, the Amended Motion is hereby granted as set forth herein, and all objections to the Amended Motion are overruled or have been withdrawn. The Debtors are hereby authorized to borrow funds from and incur debt to the Investors in the amount of $96.7 million (the "Term Loan") pursuant to and in accordance with the terms and conditions of the Term Loan Facility, from and after the date of this Order, whether prior or subsequent to the execution and delivery of the Term Loan Documents. The proposed borrowings and other extensions of credit under the Term Loan Documents are hereby approved. Except as otherwise provided by this Order, the Supplemental DIP Collateral Agent and the Investors shall have the rights and the obligations set forth in the Term Loan Documents to make loans and take other actions pursuant to the terms and conditions thereof.

     2. For any and all obligations under and in the Term Loan Documents of the Debtors to the Investors arising after the date of this Supplemental Financing Order (the "Term Loan Obligations"), and in addition to the rights granted below, but subject to the liens, claims and priorities identified in PARA PARA 4 and 5 below, the Investors are granted an allowed super-priority administrative claim in accordance with Section 364(c)(1) of the Bankruptcy Code (the "Superpriority Claim") having a priority in right of payment over any and all other obligations, liabilities and indebtedness of the Debtors, now in existence or hereafter incurred by the Debtors

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and over any and all administrative expenses or priority claims of any kind including as specified in, or ordered pursuant to, (S)(S) 326, 328, 330, 331, 503(b), 506(c), 507(a) or 507(b) of the Bankruptcy Code, whether arising in the Debtors' Chapter 11 Cases or in any superseding Chapter 7 cases.

     3. Except as otherwise provided by this Order, pursuant to Bankruptcy Code
(S)(S) 362, 363(e) and 364(c), as security for the prompt payment and performance of any and all Term Loan Obligations, liabilities or indebtedness incurred by one or more of the Debtors, individually or collectively, to the Investors under the Term Loan Documents and applicable law and Court orders, including but not limited to this Order, the Debtors are hereby authorized to grant to the Supplemental DIP Collateral Agent, for the ratable benefit of the Investors, valid, binding, enforceable and perfected liens, mortgages and security interests (the "Liens") in and on any and all Property, assets and things of value of every kind or type, tangible, intangible, real, personal and fixed, whether now owned or hereafter acquired and wherever located, including, without limitation, real property (including without limitation all leasehold interests, mineral leases, and mineral and water rights), accounts, chattel paper, instruments, documents, inventory, equipment, fixtures, rolling stock (including titled and non-titled vehicles), general intangibles (including intellectual property, interests in partnerships and joint ventures and bankruptcy-related causes of action), letter of credit rights, supporting obligations, commercial tort claims, deposit accounts, investment property and other goods (but excluding the Trinidad Interest and the partnership interest in Houston Ammonia Terminal, L.P.), and, to the extent not otherwise included, (i) all proceeds of each of the foregoing, (ii) all accessions to, substitutions and replacements (including any Property repaired, rebuilt or replaced with casualty insurance proceeds and condemnation awards) for, and insurance and condemnation proceeds, rents, profits and products of each of the foregoing, (iii) all monies and other property of any kind and nature recovered by the Borrower

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and each of the Guarantors in accordance with the provisions of the Bankruptcy
Code, including, without limitation, Sections 544, 547 and 548 thereof, or other applicable law except as otherwise provided in the Harris Financing Order or this Supplemental Financing Order, (iv) the Pre-Petition Collateral and (v) all Property of the Borrower and each of the Guarantors held by the Harris DIP Agent, any Harris DIP Lender, the Pre-Petition Agent, the Pre-Petition Banks, the Supplemental DIP Collateral Agent or any Investor, including without limitation, all other Property of every description, now or hereafter in the possession or custody of or in transit to the Harris DIP Agent, any Harris DIP Lender, the Pre-Petition Agent, the Pre-Petition Banks, the Supplemental DIP Collateral Agent or any Investor for any purpose, including safekeeping, collection or pledge, for the account of the Borrower or any Guarantor or as to which the Borrower or any Guarantor may have any right or power (all of which being hereinafter collectively referred to as the "Collateral"). Notwithstanding anything to the contrary contained herein, the Collateral shall not include the Trinidad Interest or any proceeds thereof.

     4. (a) Notwithstanding anything to the contrary, including PARA 5, below, the rights of the Investors or the Supplemental DIP Collateral Agent in, to and under the MCHI Guaranty or any subsequently-permitted guaranties of any Trinidad Guarantors, including any payments to be made thereunder and any proceeds of any sale of any Trinidad Interest or any payments made by or from any of the Trinidad Parties, shall not be subject to any such subordination and shall inure to the exclusive benefit of the Investors subject to no other Lien, claim or encumbrance including, any such Lien, claim or encumbrance under the Harris Loan Documents or the Pre-Petition Loan Documents except as otherwise provided in this Order.

          (b) The Liens granted to the Supplemental DIP Collateral Agent herein as security for the Term Loan Obligations shall be subordinated and subject to the permitted liens

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described in Section 7.9 of the Supplemental Post-Petition Credit Agreement (the
"Permitted Liens"), including but not limited to the following:

          a)   the Administrative Expense Carve-Out;

          b)   the Employee Plans Carve-Out;

          c) the liens granted to the Harris DIP Agent, for the benefit of the Harris DIP Lenders;

          d) the liens granted to Harris as Cash Management Bank (as such term is defined by that certain Order Under 11 U.S.C. (S)(S) 363,
               1107 and 1108 Authorizing (1) Maintenance of Existing Bank Accounts, (2) Continued Use of Existing Business Forms, and (3) Continued Use of Existing Cash Management System entered by the Court on May 16, 2003);

          e) the liens of the Pre-Petition Agent, for the benefit of the Pre-Petition Banks; and

          f) the Replacement Liens (as defined in the Harris Financing Order) granted to the Pre-Petition Banks.

Until all of the Obligations (as defined in Harris Loan Documents) of the Debtors under the Harris Loan Documents and the Pre-Petition Facility have been satisfied and the indebtednesses thereunder paid in full in cash or otherwise satisfied in such other form and on such terms agreeable to the Harris DIP Lenders and the Pre-Petition Banks, respectively, and until all amounts due and payable under the Administrative Expense Carve-Out and the Employee Plans Carve-Out have been fully satisfied, neither the Supplemental DIP Collateral Agent nor the Investors shall (I) exercise any right or remedy as to the Collateral or commence, prosecute or otherwise participate in any action to enforce payment or performance by any Debtor of any Term Loan Obligations or the Term Loan Documents, including but not limited to any of the

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following: (A) commencement of, prosecution of, or participation in any lawsuit, action or proceeding, whether private, judicial, equitable, administrative, or otherwise against any Debtor; (B) the exercise of any right of setoff for the collection of any amounts due in respect of the Term Loan Obligations; or (C) exercise of any action in furtherance of the sale, foreclosure, realization upon, or the repossession or liquidation of any of the Collateral, including without limitation, (i) the exercise of any remedies or rights of a secured creditor under Article 9 of the Uniform Commercial Code of the State of Illinois, such as, without limitation, the notification of account debtors or under any other applicable law; (ii) the exercise of any remedies available to a judgment creditor, or (iii) any other remedy available with respect to the Collateral that is available under any agreement with any Debtor (each a "Secured Creditor Remedy") (any of the foregoing constitute an "Enforcement Action"); provided however that, notwithstanding the foregoing, none of the following shall constitute an Enforcement Action: (V) the delivery of any notice of default (a "Notice of Default") or other notice to any Debtor pursuant to or in connection with the Term Loan Facility, (W) the imposition of any "default rate" of interest to the extent permitted under the Term Loan Facility; (X) the acceleration of the Term Loan; (Y) the filing by the Investors of a proof of claim in these Chapter 11 cases, which proof of claim indicates the subordination of the Investors to the extent set forth in PARA PARA 4 and 5 herein; or (Z) the institution by the Investors of any action to enforce specific performance of any non-monetary obligations of any Debtor under the Term Loan Facility but only if such action or performance is not also a Secured Creditor Remedy; or (II) have any right to possession of any Collateral or assets of any Debtor.

     5. The Superpriority Claims granted to the Investors hereby shall likewise be subordinated and subject to the super-priority administrative expense claims granted to the Harris DIP Lenders and the Pre-Petition Banks in the Harris Financing Order except to the extent

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relating to any proceeds of any sale of any Trinidad Interest or any payments made by or from any of the Trinidad Parties, which is senior to any claim of the Harris DIP Lenders and the Pre-Petition Banks in the Harris Financing Order except as otherwise provided in this Order and in particular PARA 36.

     6. Further, in connection with contracts (N//2//O//4// contracts) of the Debtors with the United States of America for product of the Debtors ("U.S. Government Contracts"), which provide that upon "f.o.b. origin" (free on board government-owned rail cars, trailers and cylinders at Debtor's plant) title and risk passes to the respective United States of America governmental entity ("U.S. Government"), nothing provided herein shall alter those contracts and provisions and nothing contained herein shall be deemed to grant a security interest in property owned by the U.S. Government which is in the possession of the Debtors pursuant to U.S. Government Contracts and such U.S. Government property shall not be subject to any lien or security granted herein.

     7. Prior to the occurrence of a Supplemental DIP Termination Event (as defined in PARA 15, below), the Debtors shall be permitted to pay compensation and reimbursement of expenses authorized to be paid under Bankruptcy Code
(S)(S) 328(a), 330 and 331 or otherwise pursuant to an order of this Court, as the same may be due and payable, and such payments shall not reduce the Administrative Expense Carve-Out subject to the rights of the Investors and the Supplemental DIP Collateral Agent to object to such payments. Upon the occurrence of a Supplemental DIP Termination Event and notice by the Investors to the Debtors (the "Carve-Out Event Notice"), the right of the Debtors to pay professional fees outside the Administrative Expense Carve-Out shall terminate (a "Carve-Out Event"), and, upon such occurrence, the Debtors, after receipt of the Carve-Out Event Notice from the Investors, shall provide immediate notice by facsimile and express next-day delivery to all professionals in the case informing them that a Carve-Out Event

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has occurred and further advising them that the Debtors' ability to pay professionals is subject to the Administrative Expense Carve-Out.

     8. Each Debtor is deemed to have waived the right to assert a charge against the Collateral under (S)(S) 105, 506(c) or 552(b).

     9. Each Debtor is deemed to have waived, released and affirmatively agreed not to allege or otherwise pursue any or all defenses, affirmative defenses, counterclaims, claims, causes of action, recoupments, setoffs or other rights that it may have to challenge that the mortgages, liens and security interests granted to the Supplemental DIP Collateral Agent for the ratable benefit of the Investors under the Term Loan Documents and this Supplemental Financing Order are valid, fully perfected, non-avoidable and enforceable liens and security interests securing the Term Loan Obligations and first in priority, subject only to the Liens described in PARA 4 of this Supplemental Financing Order.

     10. So long as there are any Term Loan Obligations outstanding to the Investors under the Term Loan Facility, unless the Required Investors shall have given their prior written consent or this Court, following proper notice to the Investors and a hearing, enters an order requiring that all the Debtors' Term Loan Obligations to the Investors be immediately satisfied in full, the Debtors shall neither seek any further orders in the Debtors' Chapter 11 Cases, nor support any applications therefor, which authorize: (a) notwithstanding any other provision of the Supplemental Post-Petition Credit Agreement authorizing, prohibiting or otherwise conditioning or relating to such actions by the Debtors, application of proceeds resulting from (i) a Disposition of Property not including any portion of the Trinidad Interest other than in accordance with
Section 3.4(c)(i) of the Supplemental Post-Petition Credit Agreement, (ii) a Disposition of any portion of the Trinidad Interest, but which does not constitute a Trinidad Sale other than in accordance with Section 3.4(c)(ii) of the Supplemental Post-Petition Credit Agreement or (iii) a

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Trinidad Sale other than in accordance with Section 3.4(c)(iii) of the
Supplemental Post-Petition Credit Agreement; (b) the obtaining of credit or the incurring of indebtedness pursuant to Bankruptcy Code (S)(S) 364(c) or (d), or any other grant of rights against the Debtors and/or their estates, secured by a lien, mortgage or security interest in the Collateral held by the Supplemental DIP Collateral Agent or entitled to priority administrative status which is equal or superior to that granted to the Supplemental DIP Collateral Agent for the benefit of the Investors herein; or (c) the return of goods by the Debtors pursuant to Bankruptcy Code (S) 546(c).

     11. In addition to any rights granted to the Supplemental DIP Collateral Agent and Investors under the Term Loan Facility and under this Supplemental Financing Order, the Investors shall be entitled to receive reimbursement for, and the Debtors are hereby authorized to pay, without application to the Court and provided that none of the conditions releasing or relieving the Debtors of such obligations have occurred: (a) one (1) Business Day after entry of this Supplemental Financing Order, the fees and expenses payable to the Investors pursuant to Section 3.2(a) of the Supplemental Post-Petition Credit Agreement,
(b) on the earliest to occur of (i) the Closing Date, (ii) January 15, 2004 or such later date as the Required Investors shall agree, in their sole discretion or (iii) such earlier date prior to the Closing Date that the Supplemental Post-Petition Credit Agreement shall be terminated by the Required Investors pursuant to Section 6 thereof, the commitment fee and such fees and expenses described in Section 3.2(b) of the Supplemental Post-Petition Credit Agreement accruing after the Supplemental Financing Order shall have been entered, and (c) on the Termination Date, the lost opportunity commitment fee described in
Section 3.3 of the Supplemental Post-Petition Credit Agreement.

     12. The Debtors, at their expense, shall (a) continue to at all times keep the Collateral fully insured against all loss, peril and hazard and make the Supplemental DIP Collateral Agent co-insured and loss payee as their interests appear under such policies and maintain political risk

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insurance with respect to PLNL, and (b) pay any and all pre-petition taxes, as authorized pursuant to order of the Court, post-petition taxes, assessments and governmental charges with respect to such Collateral, all as provided under the Term Loan Facility, and will provide the Supplemental DIP Collateral Agent with proof thereof upon written demand and will give the Supplemental DIP Collateral Agent access to their records in this regard.

     13. The automatic stay provisions of Bankruptcy Code (S) 362 are hereby modified to permit (a) the Debtors to implement the terms of the Term Loan Facility, (b) the Debtors to create, and the Supplemental DIP Collateral Agent to perfect, any and all liens, mortgagees and security interests granted to it hereunder; provided, however, that the Supplemental DIP Collateral Agent shall not be required to file UCC financing statements, mortgages, deeds of trust, fixture filings or other similar agreements or instruments with any other filing authority to perfect any lien, mortgage or security interest granted by this Supplemental Financing Order or take any other action to perfect such liens, mortgages and security interests; if, however, the Supplemental DIP Collateral Agent shall, in its sole discretion, elect for any reason to file, record or serve any such financing statements , mortgages, deeds of trust, fixture filings or other similar agreements or instruments with respect to such liens and security interest, the Debtors shall execute the same upon request and the filing, recording or service thereof (as the case may be) shall be deemed to have been made at the time and on the date required to implement the priority of such liens and security interests as provided in this Supplemental Financing Order.

     14. The time of payment of any and all Term Loan Obligations of the Debtors arising out of or incurred pursuant to the Term Loan Facility shall not be altered, extended or impaired by any plan or plans of reorganization that may hereafter be accepted or confirmed or any further orders of the Court which may hereafter be entered without the consent of the Required Investors.

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     15. Any and all Term Loan Obligations of one or more of the Debtors arising out of or incurred pursuant to the Term Loan Facility shall be immediately due and payable on the Termination Date and, subject to seven (7) days' prior written notice, upon the occurrence of an Event of Default (as defined in, and pursuant to, Section 8.1 of the Supplemental Post-Petition Credit Agreement)
(the occurrence of an Event of Default or the Termination Date are each a "Supplemental DIP Termination Event").

     16. Subject to the terms of this Supplemental Financing Order, and specifically PARA 4 hereof, upon the occurrence and during the continuance of an Event of Default and, in the case of clause (b) of this Paragraph 16, the giving of the Supplemental DIP Termination Notice (as defined below):

               (a) the Debtors shall immediately segregate all of the Collateral, including without limitation Cash Collateral, and shall not be permitted to use such Collateral absent the Required Investors' prior written consent, except that without such consent the Debtors may use Cash Collateral in an amount necessary to pay their payroll plus up to the lesser of (i) the amount set forth in the Budget for that period or (ii) $3,000,000 or such greater amount as the Required Investors may approve; and

               (b) the Supplemental DIP Collateral Agent shall have the right, free of the restrictions of Bankruptcy Code (S) 362, (i) to take immediate reasonable action to protect and preserve the Collateral, and
     (ii) after giving seven (7) days' prior written notice by facsimile and express next-day delivery of an Event of Default to the Debtors, any committee appointed by the Office of the U.S. Trustee and the Office of the U.S. Trustee (collectively, the "Notice Parties") by the Supplemental DIP Collateral Agent (the "Supplemental DIP Termination Notice"), to exercise its rights and remedies pursuant to

                                      -14-

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     the Term Loan Facility and/or applicable law as to all or such part of the
     Collateral as the Required Investors, in their sole discretion, shall elect.

     17. Except for the provisions of PARA 4 hereof, nothing in this Supplemental Financing Order shall limit the rights of the Investors to seek further relief, or modification or termination of the automatic stay for good cause shown.

     18. Nothing in this Supplemental Financing Order shall limit the rights of the Investors to (A) assign all or any of their rights, claims and Term Loan Obligations under the Term Loan Documents or (B) at the respective Investor's sole discretion, sell participation interests therein.

     19. The Debtors shall provide the Required Investors with such written reports, certified by the president, vice-president or chief financial officer to be accurate to the best of his knowledge, information and belief, as are required under the Term Loan Documents, and such additional written reports as the Required Investors, in their reasonable discretion, shall require.

     20. The Debtors are directed to keep their books and records of original entry, including without limitation, records of sale, credits authorized (whether or not credit memoranda have been issued), purchases, accounts receivable, bills of lading, cash receipts, and cash disbursements, current and updated, so that all business activity is posted to them in the ordinary course of the Debtors' businesses.

     21. The Required Investors shall have the right to inspect, audit, examine, check, make copies of or extracts from the books, accounts, checks, orders, invoices, bills of lading, correspondence and other records of the Debtors, and the Debtors shall make all of same available to the Required Investors and their representatives, for such purposes.

     22. Upon payment in full of the Pre-Petition Loans and the Harris DIP Notes, and if and as requested by the Required Investors, the Debtors shall implement, or maintain, as the case

                                      -15-

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may be, a blocked account or lockbox system for their receivables (in form and substance satisfactory to the Required Investors).

     23. The Required Investors are authorized to accrue interest on the outstanding balance of the Term Loan Obligations pursuant to the Term Loan Documents and to apply remittances from the Debtors against interest as set forth herein and therein.

     24. Pursuant to, and to the extent of, the provisions of Bankruptcy Code
(S) 364(e), the liens, mortgages and security interests granted by this Supplemental Financing Order shall be binding on the Debtors, their estates and their successors and assigns even if this Supplemental Financing Order is reversed or modified on appeal.

     25. Except for the provisions of PARA 4 hereof, nothing in this Supplemental Financing Order shall limit the Investors' rights to seek modification of this Supplemental Financing Order for good cause shown provided an Event of Default exists under the Supplemental Post-Petition Credit Agreement or a Supplemental DIP Termination Event has occurred or is about to occur.

     26. Notwithstanding Bankruptcy Rule 7062, the terms and conditions of this Supplemental Financing Order shall be: (a) immediately enforceable pursuant to Bankruptcy Rule 8005; and (b) not be stayed absent (1) an application by a party in interest for such stay in conformance with such Bankruptcy Rule 8005, and (2) a hearing upon notice to the Debtors and the Investors.

     27. The provisions of this Supplemental Financing Order and any actions taken pursuant hereto shall survive entry of any orders which may be entered confirming any plan of reorganization or which may be entered converting these Chapter 11 Cases from Chapter 11 to Chapter 7 of the Bankruptcy Code; provided, further, that the terms and provisions of this Supplemental Financing Order, as well as the liens, mortgages and security interests granted under the Term Loan Facility, shall continue in this or any superseding case under the

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Bankruptcy Code and such liens, mortgages and security interests shall maintain their priority as provided by this Supplemental Financing Order until the Term Loan Obligations are satisfied in full.

     28. The Debtors are hereby authorized to do and perform all acts and to make, execute and deliver all instruments and documents which may be required or necessary for the performance of the Term Loan Facility including, without limitation, the payment by the Debtors of monies to the Pre-Petition Banks in an amount sufficient to satisfy the Ammonia Liquidity Event as required and defined in Section 7.28(b) of the Harris DIP Loan Agreement and such actions as may be necessary or appropriate to procure the execution and delivery of the MCHI Guaranty.

     29. The Investors are hereby authorized to obtain and accept the MCHI Guaranty from MCHI as security for the Term Loan Obligations. The Pre-Petition Banks have consented to the Harris Financing Order and the refinancing transactions provided for thereunder.

     30. The financing transactions contemplated by the Supplemental Post-Petition Credit Agreement, specifically the payment by the Debtors to the Pre-Petition Banks of $90,000,000 of the funds obtained thereunder, constitutes an Ammonia Liquidity Event required and defined in Section 7.28(b) of the Harris DIP Loan Agreement; upon consummation and closing thereof, the Debtors will have satisfied this requirement.

     31. The Investors are hereby authorized to obtain and accept, and the Debtors are directed to have issued by MCHI in favor of the Investors, the MCHI Guaranty.

     32. The provisions of this Supplemental Financing Order shall be binding upon and inure to the benefit of the Supplemental DIP Collateral Agent, the Investors, the Debtors, the Debtors' estates and their respective successors and assigns (including any trustee appointed as a representative of any Debtor's estate or in any subsequent proceeding under the Bankruptcy

Code), and this Court shall retain jurisdiction with respect to any enforcement of remedies of the Investors pursuant to a default by the Debtors under the Supplemental Post-Petition Credit Agreement.

     33. If any or all of the provisions of this Supplemental Financing Order are hereafter modified, vacated or stayed by subsequent order of this or any other Court, such modification, vacation or stay shall not affect the validity of: (a) any indebtedness to the Investors incurred pursuant to this Supplemental Financing Order prior to the effective date of such modification, vacation or stay; or (b) the validity and enforceability of any security interest or lien or priority authorized hereby with respect to the Term Loan Facility; or (c) any rights of the Investors, Pre-Petition Banks, Harris DIP Lenders or Harris as Agent. Moreover, notwithstanding such modification, vacation or stay, any advances of funds or other financial accommodations made pursuant to this Supplemental Financing Order prior to the effective date of such modification, vacation or stay shall be governed in all respects by the original provisions of this Supplemental Financing Order.

     34. To the extent that any of the provisions of this Supplemental Financing Order shall conflict with any of the provisions of the Term Loan Documents, this Supplemental Financing Order is deemed to control and shall supersede the conflicting provision(s) in said agreement(s).

     35. All written reports and information of any kind required by this Supplemental Financing Order to be provided by the Debtors to the Supplemental DIP Collateral Agent or the Investors shall contemporaneously, and in the same means, be provided by the Debtors to any committee appointed by the Office of the U.S. Trustee.

     36. The Investors have unconditionally and irrevocably committed to Harris, as Agent (which term shall collectively refer to "Pre-Petition Agent and Harris DIP Agent") for the Pre-Petition Banks and Harris DIP Lenders, and this Court hereby orders that:

     (a) The Investors will close the Supplemental DIP Loan and the Debtor shall use the proceeds thereof to pay to Harris, as Agent, for the benefit of Pre-Petition Banks the sum of Ninety Million Dollars ($90,000,000.00) in cash as a paydown on the Harris Pre-Petition Loan on or before December 30, 2003.

     (b) The Investors and Debtors will take all actions reasonably necessary to cause the Original MCHI Guaranty to remain in effect for the benefit of Harris, as Agent for Pre-Petition Banks or their successors and assigns, and if, as set forth below, a Cash Out Default occurs, to have the Original MCHI Guaranty to be senior to the MCHI Guaranty of the Investors and to be senior to any and all liens (to the extent granted and consented to by Ex-Im Bank) and interests of the Investors relating to the Trinidad Interest and related properties. Absent a Cash Out Default and until the full and indefeasible payment in cash of the Term Loan Obligations, the Original MCHI Guaranty shall be subordinate to the MCHI Guaranty of the Investors, and Harris as Agent shall be subject to the limitation on remedies and enforcement set forth in Paragraph 4 herein.

     (c) In the event the Supplemental DIP Loan does not close on or before December 30, 2003 due to the fault of the Investors, the Investors will refund any commitment fees paid to the Investors pursuant to the terms of this Order.

     (d) The Debtors shall cause MCHI to covenant that if and to the extent that it receives any proceeds from any insurance policy or insurance claims relating to the Trinidad Interest and related properties which would arise from any damage occurring to the Trinidad Interest and the facility located on the Island of Trinidad owned by PLNL ("Trinidad Insurance Proceeds") such Trinidad Insurance Proceeds shall be used to satisfy the MCHI Guaranty (to the extent that

Trinidad Insurance Proceeds are not required to be paid to Ex-Im Bank). This Order shall be effective to transfer for the benefit of the Investors the Trinidad Insurance Proceeds provided that the Supplemental DIP Loan closes on or before December 30, 2003 and if there is a Cash Out Default, then the Trinidad Insurance Proceeds shall then be assigned to and for the benefit of Harris as Agent until the Pre-Petition Loans and the Obligations under Harris Loan Documents are paid in full, and then at that time the right to the Trinidad Insurance Proceeds shall reverts to the Supplemental DIP Agent.

     (e) Harris, as Agent, shall promptly give notice to the Pre-Petition Banks and Harris DIP Lenders of the unconditional and irrevocable commitment and offer of the Investors to purchase their respective loans pursuant to the terms of this Order ("Investors' Cash Out Offer") in the amount of (i) the remaining principal amount outstanding of such Pre-Petition Loans and the Harris DIP Loans (which for the purposes of this Order shall be the loans or obligations provided for by the Harris Loan Documents) of each of the respective Electing Lenders, as defined below plus (ii) the accrued but unpaid current cash pay interest accrued up to the date of payment to Harris, as Agent for the benefit of the Electing Lenders, plus (iii) all fees and expenses incurred by Harris, as Agent and its professionals (which are to be paid by the Debtor pursuant to the terms of the Harris Financing Order) other than any prepayment penalties, but excluding (iv) all accrued default interest which has accrued from the Petition Date at the rate of two percent (2%) per annum (the "Cash Payment Amount"). The Pre-Petition Banks and Harris DIP Lenders who elect to accept the Investors' Cash Out Offer shall be electing lenders ("Electing Lenders") provided they (i) execute an applicable Assignment and Acceptance to the Investors or their designees substantially in the form of Group Exhibit "A" attached ("Assignment and Acceptance") and (ii) return it to Harris with their Notes on or before January 9, 2004. The obligation of the Investors to pay the Cash Payment Amount to each respective

Electing Lender pursuant to their Cash Out Offer will be conditioned upon the principal amount of the Electing Lenders' being at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount respectively of the Harris Pre-Petition Loans and the Harris DIP Loans and the Electing Lenders shall constitute at least fifty-one percent (51%) in the number respectively of Lenders of the Pre-Petition Loans and the Harris DIP Loans. The Investors are required hereby to fully fund and pay in cash the Cash Payment Amount to Harris as Agent for the benefit of all Electing Lenders in order to satisfy the Investors' Cash Out Offer to the Electing Lenders. If the Investors fail by January 27, 2004 to fund and pay to Harris the Cash Payment Amount necessary to satisfy the required amount in order to satisfy the Investors' Cash Out Offer to the Electing Lenders (the "Cash Out Default"), then the subordination of the Original MCHI Guaranty to the MCHI Guaranty of the Investors shall be null and void, and the MCHI Guaranty of the Investors and any and all of the Investors' interests and liens (to the extent granted and consented to by the Ex-Im Bank) relating to the Trinidad Interest and related properties shall be subordinated to the Original MCHI Guaranty of the Pre-Petition Banks and Harris DIP Lenders to the same extent as the rights and liens of the Investors and the Supplemental Collateral Agent are subordinated to Harris as Agent with respect to the Collateral granted pursuant to this Order as set forth in Paragraph 4 hereof.

     (f) The Investors, Official Unsecured Creditors Committee ("Committee"), Harris, as Agent, and the Debtors shall cooperate to the extent necessary in preparation of any and all documents reasonably necessary to effectuate the purposes of this Paragraph 36. Such documentation shall be mutually satisfactory to Harris, as Agent, the Investors and the Debtors, and the Committee shall have three business days to review any such documents. The failure to reach agreement on reasonable documentation shall not relieve the Investors of their obligation to make the Cash Payment Amount required hereunder to the Electing Lenders on or before January

27, 2004. This Court shall retain jurisdiction to hear any disputes and to enforce any terms set forth in this Order.

     (g) Upon payment of the Cash Payment Amount in cash in full as required pursuant to the Investors Cash Offer to Harris as Agent for the benefit of the Electing Lenders, (i) the Investors or their designee shall be deemed the owner of the respective Harris DIP Notes and Pre-Petition Loans which had previously been owned by the Electing Lenders, (ii) upon the Investors' request, Harris shall resign as Agent in favor of Investors' designee or Harris in its sole discretion may resign at any time, and (iii) and this Court shall by this Order and any necessary further Orders enforce those ownership interests. The payment required to be made to the Electing Lenders pursuant to the terms of the Cash Out Offer as set forth herein shall be deemed an irrevocable final payment not subject to repayment for any reason by the Electing Lenders to any person including the Investors, and the Electing Lenders are deemed to have assigned and transferred their loans to the Investors without recourse, representation or warranty of any kind or nature other than their representation and warranty that they are the holders of the respective loans subject to Pre-Petition Loan Documents and Harris Loan Documents in the amount set forth in their Assignment and Acceptance free and clear of any liens, claims or encumbrances as to their ownership and have the authority to transfer their interests. The Investors, pursuant to the terms of this Order, upon payment of the Cash Payment Amount to Harris, as Agent, shall be entitled thereafter to all of the rights, interests, liens and claims under the Pre-Petition Loan Documents and Harris Loan Documents for the respective interests of the Electing Lenders. The Cash Payment Amount required hereby shall be in cash to Harris, as Agent for the benefit of Electing Lenders. Harris as Agent upon receipt of the Assignment and Acceptance, pursuant to the terms as set forth herein shall be deemed the agent for the Electing Lenders for all purposes of acceptance of payment and enforcement of any rights and interests hereunder.

     (h) Harris, as the Cash Management Bank under that certain Cash Management System ("the Cash Management Bank") shall continue through March 31, 2004 as Cash Management Bank pursuant to the Order Under 11 U.S.C. (S)(S) 363, 1107 and 1008 Authorizing (1) Maintenance of Existing Bank Accounts, (2) Continued Use of Existing Business Forms, and (3) Continued Use of Existing Cash Management System, which was entered by this Court on May 16, 2003 (the "Cash Management Order"), provided that the Debtor and the Investors shall agree with Harris on or before January 27, 2004 as to a reasonable amount for funds to be held in reserve for all costs, expenses, losses or liabilities incurred or to be incurred by Harris continuing as the Cash Management Bank for the Debtors. Unless Harris consents at its sole option to an extension at the request by the Debtors, on March 31, 2004, Harris shall cease to be the Cash Management Bank, and in that event, the Investors and Debtors will cooperate fully with Harris in transferring the cash management function to another financial institution, and all costs, expenses, fees, losses and liabilities incurred by Harris as the Cash Management Bank ("Cash Management Obligations") shall be paid to Harris pursuant to the terms of the Cash Management Order and the Harris Financing Order. These and all other rights of Harris as Cash Management Bank provided for in those Orders shall continue until all such Cash Management Obligations owed to Harris are fully satisfied.

     (i) Harris, as Agent for the Pre-Petition Lenders under the Pre-Petition Credit Agreement and as Agent for the Post-Petition DIP Lenders under the Harris DIP Loan Agreement and as Cash Management Bank, shall be entitled to any and all indemnities and protections provided to it under the terms of those documents and the Cash Management Order and the Harris Financing Order, and those indemnities and protections shall continue after the date of Harris' termination as Agent or as Cash Management Bank under these documents until all such costs, expenses, liabilities have been fully satisfied. In the event of the payment of the Cash

Payment Amount then on or before February 28, 2004, Debtors shall terminate at no cost or liability to Harris or replace any and all letters of credit outstanding under the Harris DIP Loan Agreement and under the Pre-Petition Credit Agreement, and as of January 27, 2004, or such earlier date as the Cash Payment Amount is paid to Harris, the Debtors shall provide cash collateral in the amount of 110% of the maximum liability that could be incurred under the letters of credit issued by Harris as the Debtors' letter of credit bank (the "Letter of Credit Obligations"), such funds to be held as cash collateral by Harris for such Letter of Credit Obligations. Furthermore, Harris as Agent, each of the Pre-Petition Banks and each of the Harris DIP Lenders shall be entitled to all indemnities and protections provided for in the Harris Financing Order, Harris DIP Loan Agreement, Pre-Petition Credit Agreement and Standstill Agreement as to any and all claims, charges, damages, losses, expenses (including reasonable attorneys' fees), or liabilities incurred or suffered which are in any way related to their consent to this Order, including their being an Electing Lender hereunder ("Consent Expenses"), and this right to indemnity and protection shall continue until all of such Consent Expenses have been satisfied in full.

     (j) If the Electing Lenders fail to obtain the requisite percentages set forth in Subparagraph E above, the Investors and the Supplemental DIP Agent agree not to (a) sell, transfer, encumber or (b) exercise any right or remedy of any kind as to the MCHI Guaranty, or any liens (to the extent granted and consented to by Ex-Im Bank) or rights to the Trinidad Interest or related property until the earlier of (i) the payment in full of all obligations owed under the Pre-Petition Credit Agreement and the Harris Loan or (ii) October 31, 2004. The Investors shall agree to execute a Standstill Agreement mutually satisfactory to Harris, as Agent, and the Investors.

     (k) In addition to all other fees set forth in Section 3.3 of the Supplemental Post-Petition Credit Agreement, the Debtor shall pay the Investors a non-refundable Investors' Cash Out Commitment fee in the amount of $1,444,000 upon the Termination Date.

     37. Except as otherwise provided in this Order, nothing contained in this Order or in the Term Loan Document and Supplemental Post-Petition Credit Agreement shall be construed to permit or authorize the Investors or the Supplemental Collateral DIP Agent to control Cash Collateral or Collateral or require the consent or approval of them as to use or application of Cash Collateral or Collateral or the release of their lien on Collateral and the Investors and Supplemental DIP Agent shall not interfere with Harris as Agent actions as to Cash Collateral or Collateral under the Pre-Petition Loan Document, Harris Loan Document or Harris Financing Order.

     38. Gordian Group, LLC ("Gordian") contends, and the Debtors agree, that pursuant to the terms of its engagement as approved in the Order Granting Debtors Application to Employ Gordian Group, LLC as Restructuring and Financial Advisor dated July 15, 2003, it is entitled to an Additional Fee upon the closing of the Supplemental Post-Petition Credit Agreement. Gordian has agreed to defer such fee as follows: (i) $250,000 payable upon such closing and (ii) the balance on March 31, 2004. Such fees shall be subject to the cap on fees in the aforementioned order. All payments of any portion of Additional Fees shall continue to be subject to the existing procedures for submission of fee applications and approval by the Court, in accordance with orders of this Court. At various times in the past, Gordian has been involved in a number of business transactions with DDJ Capital Funding, L.P. ("DDJ"). In some of such transactions, Gordian has been engaged by affiliates of DDJ. In other transactions, DDJ has provided financing for clients of Gordian. In other transactions, Gordian has represented interests adverse to DDJ. Gordian does not believe that such prior relationships with DDJ would cause Gordian to have interests adverse to the Debtors' estate, and the Debtors' Committee, and Harris as Agent concur with this view. The Debtors also agrees that Gordian's efforts in connection with its engagement have been consistent with the authority of its assignment and pursuant to the direction of the Debtors.

     SO ORDERED this the 19th day of December, 2003.


                                        /s/ Edward Ellington
                                        ----------------------------------------
                                        EDWARD ELLINGTON
                                        United States Bankruptcy Judge

APPROVED FOR ENTRY:


/s/ James W. O'Mara
----------------------------------------
Attorney for Debtors


/s/ Thomas L. Kent
----------------------------------------
Attorney for Official
Unsecured Creditors' Committee


/s/ James E. Spiotto
----------------------------------------
Attorney for Harris Bank, as
Agent  for the Pre-Petition Banks
and the DIP Lenders


/s/ Mark Thomas
----------------------------------------
Attorney for Investors

                        Mississippi Chemical Corporation

                            Assignment and Acceptance

                            Dated January       , 2004
                                          ------

     Reference is made to the Post-Petition Credit Agreement dated as of May 16, 2003 (the "DIP Credit Agreement") among Mississippi Chemical Corporation, a Mississippi corporation, and others as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Mississippi, administratively consolidated as Case No. 03-2984, each of the parties executing the DIP Credit Agreement under the heading "Guarantors," each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, the Banks (as defined in the DIP Credit Agreement) and Harris Trust and Savings Bank ("Harris") as administrative and collateral agent for the Banks (the "DIP Agent"). Terms defined in the DIP Credit Agreement are used herein with the same meaning.

                                                     (the "Assignor") and the
     -----------------------------------------------
Investors (as defined in the Order, as hereinafter defined in Paragraph 4 hereof) (collectively, the "Assignee") agree as follows:

     1. The Assignor elects pursuant to the Order and hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, representation or warranty of any nature whatsoever (except that the Assignor is the holder of a note in the principal amount of
$             under the DIP Credit Agreement free and clear of any lien claim
 ------------
or encumbrance as to their ownership and have the authority to transfer their interest), all of the Assignor's rights and obligations under the DIP Credit Agreement as of the Effective Date (as defined below), including, without limitation, all of its interest in the Assignor's DIP Commitment as in effect on the Effective Date and the DIP Loans, if any, owing to the Assignor on the Effective Date and the Assignor's Commitment Percentage of any outstanding Reimbursement Obligations and its participation interests in L/Cs issued under the DIP Credit Agreement.

     2. As consideration for the assignment and sale contemplated in Section 1 hereof, the Assignee shall pay to Harris as DIP Agent for the benefit of the Assignor on the Effective Date in Federal funds an amount equal to Cash Payment Amount as defined in the Order for the Assignor pursuant to the Terms of the Order. It is understood that commitment and/or letter of credit fees accrued to the Effective Date with respect to the interest assigned hereby are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the DIP Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

     3. The effective date for this Assignment and Acceptance shall be January
    , 2004 (the "Effective Date"). Following the execution of this Assignment
----
and Acceptance, it will be delivered to the DIP Agent for acceptance and recording by the DIP Agent. Upon such acceptance and recording, as of the Effective Date (i) the Assignee shall be a party to the DIP Credit Agreement and have the rights and obligations of a Bank thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the DIP Credit Agreement.

     4. This Assignment and Acceptance is made pursuant to the terms of that certain Final Order Granting Emergency Motion For Approval of Supplemental Debtor-in-Possession Financing, as Amended and Supplemented entered on December 19, 2003 (the "Order").

     5. This Assignment and Acceptance may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall consitute one and the same agreement. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                                        [Assignor Lender]


                                        By
                                           Name
                                                --------------------------------
                                           Title
                                                 -------------------------------


                                        [Assignee Lender]


                                        By
                                           Name
                                                --------------------------------
                                           Title
                                                 -------------------------------


                                        [Assignee Lender]


                                        By
                                           Name
                                                --------------------------------
                                           Title
                                                 -------------------------------

Accepted and consented to by the DIP Agent this
        day of January, 2004
-------

                          , as DIP Agent
--------------------------


By
   Name
        --------------------------------
   Title
         -------------------------------